SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 1, 2001



                      EDUCATIONAL VIDEO CONFERENCING, INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                001-14827            06-1488212
           --------                ---------            ----------
 (State or other jurisdiction     (Commission          (IRS Employer
       of incorporation)         File Number)       Identification No.)



         35 East Grassy Sprain Road, Suite 200, Yonkers, New York 10710
         --------------------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (914) 787-3500

                                 AMENDMENT NO. 1

         On July 16, 2001, Educational Video Conferencing, Inc. filed a Current Report on Form 8-K (the "Initial Report") describing the acquisition of ICTS, Inc. This Current Report on Form 8-K/A amends the Initial Report by including the financial statements and pro forma financial information prescribed by Item 7 of Form 8-K.


Item 7.    Financial Statements and Exhibits.

Financial Statements

(i) Educational Video Conferencing, Inc. Pro Forma Consolidated Balance Sheet as of June 30, 2001 (unaudited)

(ii) Educational Video Conferencing, Inc. Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2001 (unaudited)

(iii) Educational Video Conferencing, Inc. Pro Forma Consolidated Statement of Operations for the year ended December 31, 2000 (unaudited)

(iv) ICTS, Inc. Statement of Operations for the six months ended June 30, 2001 and 2000 (unaudited)

(v)   ICTS, Inc. Financial Statements for the year ended December 31, 2000 and
      1999

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.




                                            EDUCATIONAL VIDEO CONFERENCING, INC.



Dated: September 12, 2001               By: /s/ Richard Goldenberg
                                            -------------------------------
                                            Name:  Richard Goldenberg
                                            Title:  Chief Financial Officer

                          INDEX TO FINANCIAL STATEMENTS


Educational Video Conferencing, Inc. Pro Forma Consolidated Balance Sheet
as of June 30, 2001 (unaudited)..............................................F-2

Educational Video Conferencing, Inc. Pro Forma Consolidated Statement of
Operations for the six months ended June 30, 2001 (unaudited)................F-3

Educational Video Conferencing, Inc. Pro Forma Consolidated Statement of
Operations for the year ended December 31, 2000 (unaudited)..................F-4

ICTS, Inc. Statement of Operations for the six months ended
June 30, 2001 and 2000 (unaudited)...........................................F-6

ICTS, Inc. Financial Statements for the year ended
December 31, 2000 and 1999...................................................F-8

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

On July 1, 2001, Educational Video Conferencing, Inc. ("EVCI") acquired ICTS, Inc. ("ICTS"). The accompanying unaudited pro forma consolidated statements of operations are intended to present the combined results of operations of EVCI and ICTS as if the acquisition had occurred at the beginning of the periods presented.

The unaudited pro forma consolidated balance sheet is intended to present the financial position of EVCI as if the acquisition of ICTS had occurred on June 30, 2001. The unaudited consolidated pro forma balance sheet also includes the reclassification of the Series B preferred stock to permanent equity as per Item 5 of EVCI's June 30, 2001 Form 10-QSB.

Assumptions underlying the adjustments are described in the accompanying notes, which should be read in conjunction with these statements and the Form 10-QSB filed on August 20, 2001. This pro forma financial information should be read in conjunction with the historical financial statements and related notes thereto of Educational Video Conferencing, Inc. and subsidiaries and ICTS, Inc. The pro forma consolidated statements of operations may not be indicative of the results of operations that actually would have occurred had the operations of the companies been combined during the period, and may not be indicative of the future results of operations of EVCI.

                                                                           EDUCATIONAL VIDEO CONFERENCING, INC. AND SUBSIDIARIES

                                                                                            PRO FORMA CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------------------------------------------------------
June 30, 2001
--------------------------------------------------------------------------------------------------------------------------------
                                                          Educational Video
                                                        Conferencing, Inc. and     ICTS, Inc.                        Pro Forma
                                                             Subsidiaries      (acquired company)   Adjustments     As Adjusted
--------------------------------------------------------------------------------------------------------------------------------
     Assets

Cash and cash equivalents                                    $  2,274,479        $   177,444                        $  2,451,923
Accounts receivable - net                                       3,152,675            763,363                           3,916,038
Notes receivable                                                  150,000                    (2)    $  (150,000)               0
Inventories                                                             0            147,625                             147,625
Prepaid expenses and other current assets                         165,472            143,540                             309,012
--------------------------------------------------------------------------------------------------------------------------------
     Total Current Assets                                       5,742,626          1,231,972           (150,000)       6,824,598
--------------------------------------------------------------------------------------------------------------------------------

Property and equipment, net                                     4,919,395            754,440                           5,673,835
Intangible assets- net                                          1,531,042                  - (1)    $ 4,700,000        6,231,042
Security deposits                                                 147,772             78,600                             226,372
License agreement                                                 187,500                                                187,500
Deferred acquisition costs                                         50,000                    (1)        (50,000)              --
--------------------------------------------------------------------------------------------------------------------------------
     Total Assets                                            $ 12,578,335        $ 2,065,012        $ 4,500,000     $ 19,143,347
================================================================================================================================

     Liabilities and Stockholders' Equity (Deficiency)

Accounts payable and accrued expenses                        $    731,997        $ 2,143,126                        $  2,875,123
Note payable                                                                         150,000 (2)    $  (150,000)              --
Current maturities of capitalized lease obligations                18,107            107,039                             125,146
Deferred revenue                                                1,003,720          3,680,229                           4,683,949
Accrued purchase price payable for Interboro Institute            209,000                                                209,000
--------------------------------------------------------------------------------------------------------------------------------
     Total Current Liabilities                                  1,962,824          6,080,394           (150,000)       7,893,218

Accrued purchase price payable for Interboro Institute            742,994                                                742,994
Note Payable, net of discount                                                                (3)        646,458          646,458
Capital lease obligation, net of current maturities                18,819            361,618                 --          380,437
--------------------------------------------------------------------------------------------------------------------------------
     Total Liabilities                                          2,724,637          6,442,012            496,458        9,663,107
--------------------------------------------------------------------------------------------------------------------------------

Series B 7% Convertible Preferred Stock - $100 stated
  value; 130,000 shares issued and outstanding                 12,461,854                    (3)    (12,461,854)              --
--------------------------------------------------------------------------------------------------------------------------------

     Stockholders' Equity (Deficiency)

Preferred stock - $.0001 par value; authorized 1,000,000
  shares, including 200,000 shares designated Series B                 --                    (3)     12,461,854       12,461,854
Common stock - $.0001 par value; authorized 20,000,000
  shares, issued and outstanding 4,492,961 shares                     450                                                450
Additional paid-in-capital                                     22,370,380                    (1)        123,000       22,493,380
Accumulated deficit                                           (24,978,986)        (4,377,000)(1)      4,527,000      (25,475,444)
                                                                                             (3)       (646,458)
--------------------------------------------------------------------------------------------------------------------------------
     Stockholders' Equity (Deficiency)                         (2,608,156)        (4,377,000)        16,465,396        9,480,240
--------------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity (Deficiency)      $ 12,578,335        $ 2,065,012        $ 4,500,000     $ 19,143,347
================================================================================================================================


(1) Reflects the acquisition of ICTS, assuming the fair market value of the net assets of ICTS is ($4,000,000) and the issuance of 700,000 warrants to purchase shares of EVCI common stock.

(2)  Reflects the reclassification of the bridge loan between EVCI and ICTS.

(3) Reflects the reclassification of the series B preferred stock to permanent equity per the agreeement dated August 17, 2001 (See Item 5 of the June 30, 2001 10-QSB) and the issuance of a note payable.

                                                                              EDUCATIONAL VIDEO CONFERENCING, INC. AND SUBSIDIARIES

                                                                                     PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
-----------------------------------------------------------------------------------------------------------------------------------
Six-Months Ended June 30, 2001
-----------------------------------------------------------------------------------------------------------------------------------
                                                                 Educational Video
                                                                 Conferencing, Inc.       ICTS, Inc.     Pro Forma       Pro Forma
                                                                  and Subsidiaries   (acquired company) Adjustments     As Adjusted
-----------------------------------------------------------------------------------------------------------------------------------
Net revenue                                                        $  4,670,520        $  6,031,639                    $ 10,702,159
Other income                                                             37,226             101,546                         138,772
-----------------------------------------------------------------------------------------------------------------------------------
Total Revenue                                                         4,707,746           6,133,185            --        10,840,931
-----------------------------------------------------------------------------------------------------------------------------------

Operating Expenses:
 Cost of sales                                                        1,528,625           2,612,946                       4,141,571
 Selling, general and administrative                                  6,575,177           4,368,919(1)      235,000      11,179,096
-----------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                              8,103,802           6,981,865         235,000      15,320,667
-----------------------------------------------------------------------------------------------------------------------------------

Loss from operations                                                 (3,396,056)           (848,680)       (235,000)     (4,479,736)

Other income (expense):
  Interest and financing costs                                           (2,709)            (51,269)                        (53,978)
  Interest income                                                       103,097                                             103,097
-----------------------------------------------------------------------------------------------------------------------------------

Loss before provision for income taxes                               (3,295,668)           (899,949)       (235,000)     (4,430,617)

Provision for income taxes                                              (89,000)                                            (89,000)
-----------------------------------------------------------------------------------------------------------------------------------

Net loss                                                             (3,384,668)           (899,949)       (235,000)     (4,519,617)
===================================================================================================================================

Undeclared dividends on Series B preferred stock                       (455,000)                                           (455,000)

Accreted value of warrants and transaction costs- Series B             (119,588)                                           (119,588)
-----------------------------------------------------------------------------------------------------------------------------------

Net loss available to common stockholders                           ($3,959,256)          ($899,949)      ($235,000)    ($5,094,205)
===================================================================================================================================
Basic and diluted loss per common share                                  ($0.88)                                             ($1.13)
===================================================================================================================================
Weighted-average number of common shares outstanding                  4,492,961                                           4,492,961
===================================================================================================================================


(1) Reflects the amortization expense for the six-months ended June 30, 2001 of the goodwill resulting from the acquisition of ICTS over a 10-year life.

                                                                               EDUCATIONAL VIDEO CONFERENCING, INC. AND SUBSIDIARIES

                                                                                      PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------
Year Ended December 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                 Educational Video
                                                                 Conferencing, Inc.       ICTS, Inc.       Pro Forma     Pro Forma
                                                                 and Subsidiaries    (acquired company)   Adjustments   As Adjusted
------------------------------------------------------------------------------------------------------------------------------------
Net revenue                                                         $8,591,433           $11,303,109                    $19,894,542
Other income                                                            67,413                                               67,413
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                                                        8,658,846            11,303,109            --       19,961,955
------------------------------------------------------------------------------------------------------------------------------------

Operating Expenses:
 Cost of sales                                                       2,703,705             5,296,773                      8,000,478
 Selling, general and administrative                                16,134,211             7,731,563(1)      470,000     24,335,774
 Noncash consulting services                                            56,000                                               56,000
------------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                            18,893,916            13,028,336         470,000     32,392,252
------------------------------------------------------------------------------------------------------------------------------------

Loss from operations                                               (10,235,070)           (1,725,227)       (470,000)   (12,430,297)

Other income (expense):
  Interest and financing costs                                          (8,439)             (122,638)                      (131,077)
  Interest income                                                      265,552                                              265,552
  Loss on disposal of equipment                                                              (14,388)                       (14,388)
  Loss from equity method investment                                   (95,283)                                             (95,283)
  Gain on sale of equity investment                                     50,000                                               50,000
------------------------------------------------------------------------------------------------------------------------------------

Loss before provision for income taxes                             (10,023,240)           (1,862,253)       (470,000)   (12,355,493)

Provision for income taxes                                            (117,000)                                            (117,000)
------------------------------------------------------------------------------------------------------------------------------------

Net loss                                                           (10,140,240)           (1,862,253)       (470,000)   (12,472,493)
====================================================================================================================================

Beneficial conversion feature of preferred stock - Series A           (705,882)                                            (705,882)
Accreted value of warrants - Series A                                 (378,918)                                            (378,918)
Dividends on preferred stock-Series A and B                           (191,458)                                            (191,458)
Redemption premium                                                    (420,000)                                            (420,000)
Accreted value of warrants and transaction costs- Series B             (59,794)                                             (59,794)
Dividends and accretion of preferred stock                                                   (41,667)                       (41,667)
------------------------------------------------------------------------------------------------------------------------------------

Net loss available to common stockholders                         ($11,896,292)          ($1,903,920)      ($470,000)  ($14,270,212)
====================================================================================================================================
Basic and diluted loss per common share                                 ($2.71)                                              ($3.25)
====================================================================================================================================
Weighted-average number of common shares outstanding                 4,391,533                                            4,391,533
====================================================================================================================================

(1) Reflects the amortization expense for the year ended December 31, 2000 of the goodwill resulting from the acquisition of ICTS over a ten year life.

Unaudited Financial Information

The accompanying unaudited interim financial statements for ICTS, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and the requirements of item 310(b) of Regulation S-B. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments (consisting of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. There have been no significant changes of accounting policy since December 31, 2000.

The results from operations for the interim period are not indicative of the results expected for the full fiscal year or any future period and should be read in conjunction with the ICTS, Inc. audited financial statements as of December 31, 2000 and for the year then ended, and the notes thereto.

                                                                      ICTS, INC.

                                                         STATEMENT OF OPERATIONS
                                                                     (Unaudited)

--------------------------------------------------------------------------------
Six-Month Period ended June 30,                          2000           2001
--------------------------------------------------------------------------------

Net revenue                                           $6,019,342     $6,031,639
Other income                                              88,106        101,546
--------------------------------------------------------------------------------
Total Revenue                                          6,107,448      6,133,185
--------------------------------------------------------------------------------

Operating Expenses:
 Cost of sales                                         2,365,138      2,612,946
 Selling, general and administrative                   3,861,332      4,368,919
--------------------------------------------------------------------------------
Total operating expenses                               6,226,470      6,981,865
--------------------------------------------------------------------------------

Loss from operations                                    (119,022)      (848,680)

Other income (expense):
  Interest and financing costs                           (61,502)       (51,269)
  Interest income
--------------------------------------------------------------------------------
Net loss                                               ($180,524)     ($899,949)
================================================================================


Basic and diluted loss per common share                   ($0.15)        ($0.76)
================================================================================
Weighted-average number of common shares outstanding   1,181,000      1,181,000
================================================================================

ICTS, Inc.

Financial Statements as of December 31, 2000 and 1999
Together with Auditors' Report

Report of Independent Public Accountants


To The Board of Directors of ICTS, Inc.

We have audited the accompanying balance sheet of ICTS, Inc. (a Delaware corporation) as of December 31, 2000, and the related statements of operations, stockholders' (deficit) equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of ICTS, Inc. as of December 31, 1999, were audited by other auditors whose report, dated March 24, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2000 financial statements referred to above present fairly, in all material respects, the financial position of ICTS, Inc.as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced operating losses since their inception, resulting in a deficit equity position. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Geimer, Ehrlich & Associates, P.A.
May 24, 2001

ICTS, Inc.


Table of Contents

Balance Sheets
     As of December 31, 2000 and 1999                               F-10

Statements of Operations
     For the years ended December 31, 2000 and 1999                 F-11

Statements of Stockholders' (deficit) equity
     For the years ended December 31, 2000 and 1999                 F-12

Statements of Cash Flows
     For the years ended December 31, 2000 and 1999                 F-13

Notes to Financial Statements
     December 31, 2000 and 1999                                     F-14 - F-21

                                   ICTS, Inc.
                                 Balance Sheets
                        As of December 31, 2000 and 1999


                                                                                      2000            1999
                                                                                      ----            ----

Assets
Current Assets:
     Cash and cash equivalents                                                     $   112,539    $   405,125
     Accounts receivable, net of allowance for doubtful                                620,977      1,983,919
     accounts of $335,919 and $274,260 as of
     December 31, 2000 and 1999, respectively
     Inventory                                                                         203,218         68,127
     Prepaid expenses and other current assets                                          69,980         33,603
                                                                                   -----------    -----------

Total current assets                                                                 1,006,714      2,490,774

Property and equipment, net                                                            861,883      1,124,183

Other assets                                                                            68,418         71,154
                                                                                   -----------    -----------

Total assets                                                                       $ 1,937,015    $ 3,686,111
                                                                                   ===========    ===========


Liabilities and stockholders' (deficit) equity

Current liabilities:
     Accounts payable and accrued expenses                                         $ 1,087,847    $ 1,199,921
     Unearned revenue                                                                3,694,347      3,503,242
     Current obligations under capital leases                                          317,930        235,789
     Notes Payable - Shareholders                                                      183,750        157,500
                                                                                   -----------    -----------

Total current liabilities                                                            5,283,874      5,096,452

Long-term portion of obligations under capital leases                                  164,070        223,035

Deferred rent                                                                           72,682         87,982

Commitments and contingencies (Note 6)

Stockholders' (deficit) equity:

     Convertible redeemable preferred stock, $.01 stated value, 1,000,000 shares authorized, 400,000 and 400,000 shares issued and outstanding as of
     December 31, 2000 and 1999, respectively
     (liquidation preference $2,117,334)                                             1,919,146      1,877,479
     Preferred stock warrants                                                          250,000        250,000
     Common stock, $.01 stated value, 3,000,000 shares authorized,
     1,181,001 shares issued and outstanding                                            11,810         11,810
     Accumulated deficit                                                            (5,764,567)    (3,860,647)
                                                                                   -----------    -----------
Total Stockholders' (deficit) equity                                                (3,583,611)    (1,721,358)
                                                                                   -----------    -----------

Total liabilities and stockholders' (deficit) equity                               $ 1,937,015    $ 3,686,111
                                                                                   ===========    ===========





   The accompanying notes are an integral part of these financial statements.

                                   ICTS, Inc.
                             Statement of Operations
                 For the Years Ended December 31, 2000 and 1999








                                                      2000              1999
                                                      ----              ----



Revenues                                        $ 11,303,109       $  8,740,564

Cost of Revenues                                   5,296,773          4,002,326
                                                ------------       ------------

Gross Profit                                       6,006,336          4,738,238

Operating Expenses
     General & Administrative                      5,629,817          4,748,548
     Marketing                                     1,532,321          1,143,632
     Depreciation & amortization                     569,425            506,559
                                                ------------       ------------

Total Operating Expenses                           7,731,563          6,398,739
                                                ------------       ------------

Loss From Operations                              (1,725,227)        (1,660,501)

Loss on Disposal of Equipment                        (14,388)              --

Interest (expense) Income, Net                      (122,638)           (70,697)
                                                ------------       ------------


Net Loss                                        $ (1,862,253)      $ (1,731,198)
                                                ============       ============




   The accompanying notes are an integral part of these financial statements.

                                   ICTS, Inc.
                   Statement of Stockholders' (deficit) equity
                 For the Years Ended December 31, 2000 and 1999




                                       Preferred                                   Total
                        Preferred        Stock        Common    Accumulated    Stockholders'
                          Stock         Warrants      Stock       deficit         equity
                       -----------   -----------   -----------   -----------    -----------
Balance,
December 31, 1998      $ 1,811,667   $   250,000   $    11,810   $(2,066,282)   $     7,195

     Issuance of
     preferred stock         2,645          --            --            --            2,645

     Dividends and
     accretion on
     preferred stock        63,167          --            --         (63,167)          --

     Net Loss                 --            --            --      (1,731,198)    (1,731,198)
                       -----------   -----------   -----------   -----------    -----------

Balance,
December 31, 1999        1,877,479       250,000        11,810    (3,860,647)    (1,721,358)

     Issuance of              --            --            --            --             --
     preferred stock

     Dividends and
     accretion on           41,667          --            --         (41,667)          --
     preferred stock

     Net Loss                 --            --            --      (1,862,253)    (1,862,253)
                       -----------   -----------   -----------   -----------    -----------

Balance,
December 31, 2000      $ 1,919,146   $   250,000   $    11,810   $(5,764,567)   $(3,583,611)
                       ===========   ===========   ===========   ===========    ===========





   The accompanying notes are an integral part of these financial statements.

                                   ICTS, Inc.
                            Statements of Cash Flows
                 For The Years Ended December 31, 2000 and 1999


                                                             2000         1999
                                                             ----         ----


Cash Flows From Operating Activities

     Net Loss                                            $(1,862,253)   $(1,731,198)
     Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities -
          Depreciation and amortization                      569,425        506,559
          Loss on disposition of Equipment                    14,388           --
          Changes in Assets and Liabilities:
              Accounts Receivable                          1,362,942     (1,235,005)
              Prepaid Expenses                               (36,377)       (14,090)
              Inventory                                     (135,091)       (68,127)
              Other Assets                                     2,736           (876)
              Accounts Payable and accrued liabilities      (112,074)       228,406
              Unearned Revenue                               191,105      2,593,734
              Deferred Rent                                  (15,300)        (6,018)
                                                         -----------    -----------
Net Cash Provided by (used in) Operating Activities          (20,499)       273,385

Cash Flows Used in Investing Activities:
          Purchase of Property and Equipment                 (91,364)      (169,330)

Cash Flows From Financing Activities:
          Proceeds from Notes Payable to Shareholders         26,250        157,500
          Issuance of Preferred Stock and Warrants              --            2,645
          Principal payments made on capital leases         (206,973)      (145,907)
                                                         -----------    -----------
Net Cash Provided by (used in) Financing Activities         (180,723)        14,238
                                                         -----------    -----------
Net Increase (Decrease) in Cash and Cash
Equivalents                                                 (292,586)       118,293
Cash and Cash Equivalents, Beginning of Year                 405,125        286,832
                                                         -----------    -----------
Cash and Cash Equivalents, End of Year                       112,539        405,125
                                                         ===========    ===========

Cash Paid During the Year for:
          Interest                                       $    96,388    $    68,302
                                                         ===========    ===========

Supplemental Disclosure of Non-Cash Financing
Activity:
          Equipment Purchased Under Capital Leases       $   230,149    $   438,584






   The accompanying notes are an integral part of these financial statements.

1.  Organization and Business:

The Company was incorporated on June 19, 1996 and changed its name to ICTS, Inc. (the Company) on September 20, 1996. On June 10, 1997, the Company Incorporated in Delaware and merged the original Corporation, a Virginia Corporation, into the Delaware Corporation. The Company provides technical computer certification training. The Company currently has locations in Alexandria, Virginia, Baltimore, Maryland, and Atlanta, Georgia.

The Company began its operations during 1997. Through December 31, 2000, the Company has incurred significant operating losses each year. The Company's future viability and operating performance will be dependent on its ability to generate increased revenues, develop and maintain relationships with educational institutions (see Note 6) and manage costs.

As shown in the accompanying 2000 financial statements, the Company's current liabilities exceed current assets by $4,277,160 and total liabilities exceed total assets by $3,583,611 ($1,721,358 in 1999). Management is trying to find additional investors or venture capitalist. Also as described in Note 9, the Company has entered into certain debt and equity financing transactions to fund the Company's operations and to develop the Company's business. The Company will require additional capital to continue to finance its expansion plans. The Company's current operating assumptions and projections, which reflect management's best estimate of future revenue and operating expenses, indicate that anticipated expenditures, including debt service requirements, through 2001 can be met by cash flows from operations and available credit capacity; however, the Company's ability to meet its projections is subject to numerous uncertainties and there can be no assurances that the Company's current projections will be accurate, and if the Company's cash requirements are more than projected, the Company may require additional financing. The type, timing, and terms of financing selected by the Company will be dependent upon the Company's cash needs, the availability of other financing sources, and the prevailing conditions in the financial markets. There can be no assurance that any such sources will be available to the Company at any given time or available on favorable terms. If such financing is not available, the Company may be required to curtail its capital expenditures and operations.

2.  Summary of Significant Accounting Policies:

Revenue Recognition

Revenues of the Company are derived principally from student tuition. Revenue is recognized ratably over the term of instruction, which varies in length from one to four months. When a student withdraws, tuition paid in excess of earned revenue is refunded, based on the applicable refund policy.

Cost of Revenues

Cost of revenues consists primarily of instructor costs, training facility rent, cost of supplies for classes, testing expenses and royalties (see Note 6).


Credit Risk

The Company's accounts receivable balance primarily includes amounts due from a third party financing company, and to a lesser extent, amounts due from corporations and government agencies. The Company regularly reviews accounts receivable and records a reserve for amounts estimated to be uncollectable. Actual collections may differ from management's estimates. As of December 31, 2000 and 1999, there were no customers that represented 10 percent or more of accounts receivable.


Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less. At December 31, 2000 and 1999, cash equivalents consist of money market funds.


Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities.


Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. The Company's most significant estimates relate to management's evaluation of the realizability of accounts receivable.


Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.


Significant Customers

For the years ended December 31, 2000 and 1999, the Company did not have revenues greater than 10 percent of total revenues from any specific customer.

Recently Issued Accounting Pronouncements

Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires reporting of comprehensive income (loss) in addition to net income (loss) from operations. Comprehensive income is a more inclusive reporting methodology that includes disclosures of certain financial information that historically has not been recognized in the calculation of net loss. The adoption of this pronouncement did not have a material impact on the Company's results of operations, financial position or cash flows.

The Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which established accounting and reporting standards for derivative securities instruments and hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No.133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. As the Company does not engage in derivative or hedging activities, the Company does not expect the adoption of this standard to have a material impact on the Company's financial statements.


3.  Property and Equipment:

Property and equipment consisting of purchased or leased computer equipment, furniture and fixtures, and leasehold improvements are stated at historical cost. Property and equipment is depreciated using the straight-line method of depreciation over the estimated useful lives of the assets which range from three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease.

Property and equipment consisted of the following at December 31, 2000 and 1999:

                                                        2000            1999
                                                     -----------    -----------
Computer Equipment                                   $ 1,121,649      1,358,249
Furniture and Fixtures                                   182,848        156,486
Leasehold Improvements                                   532,442        543,525
Less - Accumulated depreciation and amortization        (975,056)      (934,077)
                                                     -----------    -----------
                                                     $   861,883    $ 1,124,183
                                                     ===========    ===========

4.  Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consist of the following at December 31, 2000 and 1999:

                                                     2000                1999
                                                  ----------          ----------
Accounts Payable                                  $  740,699          $  892,854
Salaries and Benefits                                225,779             213,978
Other                                                121,369              93,089
                                                  ----------          ----------
                                                  $1,087,847          $1,199,921
                                                  ==========          ==========

5.  Income Taxes:

Deferred tax assets and liabilities arise due to the recognition of income and expense items for tax purposes in periods which differ from those used for financial statement purposes. To the extent that management assesses the realization of the deferred tax assets to be less than "more likely than not," a valuation reserve has been established. As of December 31, 2000 and 1999, the net deferred tax asset was comprised of the following:

                                                       2000             1999
                                                   -----------      -----------
Deferred Tax Assets (Liabilities):
     Net Operating Loss Carryforwards              $ 1,803,463      $ 1,264,101
     Reserve for Doubtful Accounts                     127,649           32,169
     Deferred Rent                                      27,619           33,433
     Depreciation                                      (72,565)         (65,732)
     Valuation Allowance                            (1,886,166)      (1,263,971)
                                                   -----------      -----------
Net Deferred Tax Asset (Liability)                 $      --        $      --
                                                   ===========      ===========

As of December 31, 2000 and 1999, the Company had net operating loss carryforwards (NOLs) of approximately $4,745,955 and $3,326,000, respectively, for federal income tax purposes. The NOLs can be carried forward for 15 to 20 years and expire between 2013 and 2021. The Company has established a valuation allowance against the net deferred tax asset.


6.  Commitments and Contingencies:

Capital Leases

The Company leases certain computer equipment and furniture and fixtures under capital lease agreements which are included in property and equipment in the accompanying balance sheets. The Company's capital leases have interest rates that range from 13 to 23 percent per annum.

In December 1998, the Company entered into an equipment purchase line agreement (Equipment Line) that provides for borrowings up to $665,000. Borrowings are collateralized by the equipment purchased by the Company. There were $113,314 and $215,000 amounts outstanding under the Equipment Line at December 31, 2000 and 1999. Future borrowings may be made to the Company at the lender's sole discretion, and are subject to the Company meeting certain financial performance criteria as defined in the Equipment Line agreement. There were no Equipment Line borrowings subsequent to December 31, 1999.

As of December 31, 2000, future minimum lease payments under capital lease agreements and the Equipment Line were as follows:

2001                                                                    $317,930
2002                                                                     211,058
2003                                                                      41,776
                                                                        --------
Net Minimum Lease Payments                                               570,764
Less - Imputed Interest                                                   88,764
                                                                        --------
Present Value of Net Minimum Lease Payments                              482,000
Current Portion                                                          317,930
                                                                        --------
Long-Term Portion                                                       $164,070
                                                                        ========

Operating Leases

The Company leases office space, training facilities and office equipment under various operating lease agreements with third parties. Certain of the Company's leases include rental abatements and scheduled rent escalations. The Company recognizes rental expense on a straight-line basis over the term of the lease based on the total lease commitment, including rent abatements and scheduled rent escalations. The Company has recorded deferred rent of $72,682 and $87,982 related to these leases in the accompanying balance sheet as of December 31, 2000 and 1999, respectively. Future minimum rentals for all operating leases are as follows:

2001                                                                  $  666,287
2002                                                                     563,023
2003                                                                     195,103
2004                                                                      28,611
                                                                      ----------
                                                                      $1,453,024
                                                                      ==========

Total rent expense charged to operations for the year ended December 31, 2000 and 1999, was approximately $639,066 and $492,164, respectively.


Royalty Agreements

The Company has entered into royalty agreements with certain educational institutions. Under the royalty agreements, the Company pays a royalty, typically based on a percentage of revenues, to the educational institution in return for certain administrative services. During the year ended December 31, 1997, the Company had an agreement in place with Old Dominion University which expired in November 1997, and an agreement with Towson University that began in November 1997. During the year ended December 31, 1998, the Company entered into royalty agreements with Mercer University and Northern Virginia Community College. During the year ended December 31, 1999, the Company terminated its agreement with Towson University and established an agreement with the University of Maryland Baltimore County in its place. Subsequent to year end, in January 2001 the Company terminated its agreement with University of Maryland Baltimore County. All royalty arrangements can be terminated with notice by either party. For the years ended December 31, 2000 and 1999, the Company has expensed $440,508 and $336,261, respectively, in the accompanying statements of operations related to the royalty agreements.


7.  Employee 401(k) Savings Plan:

Effective January 1998, the Company adopted a defined contribution 401(k) plan (the 401(k) Plan), available to all employees upon completion of three months of service. Employee contributions are voluntary. All participants are fully vested in their contributions. Employer contributions are discretionary. There were no employer contributions under the 401(k) plan during 2000.


8.  Related-Party Transactions:

Certain of the Company's shareholders have guaranteed the Company's obligations under certain of its leases.

9.  Debt and Equity Financing:

On October 7, 1997, the Company, issued notes payable (the Notes) in exchange for $500,000 from three funds (the Holders) affiliated with First Analysis. The Notes were to be due in full on January 5, 1998, with stated interest at a rate of six percent per year. The Notes were converted into preferred stock as part of the preferred stock financing described below.

On December 30, 1997, the Company entered into a Stock Purchase Agreement with the Holders for the sale of 400,000 shares of Series A Convertible Redeemable Participating Preferred Stock (preferred stock) and warrants for the purchase of 200,000 shares of preferred stock for an aggregate purchase price of $2,000,000. The purchase price was paid through a combination of cash ($1,500,000) and conversion of the Notes ($500,000). The preferred stock may be converted into common stock at a ratio of 1 to 1 at the price of $5.00 per share. The conversion ratio is adjustable for certain dilutive events. The preferred stock is redeemable at (1) any time after December 31, 2003, (2) the death of one of the primary shareholders and officers, or (3) after a change of control, at a price equal to the fair market value of each share of preferred stock, as determined by independent appraisers, as of the date the redemption notice is given. The preferred stock is subject to mandatory conversion in the event of a qualifying public offering.

The preferred stock has certain anti-dilutive protections and has a liquidation preference that is senior to the Company's common stock. The preferred stock pays a semi-annual cumulative dividend at the rate of one-twentieth of one share of common stock multiplied by a conversion ratio at the date the dividend is declared, per share of preferred stock. The dividend will be suspended if the Company raises at lease $5.0 million in additional financing at a specified valuation or if the Company achieves certain operating targets.

The warrants have an exercise price of $5.00 per share of preferred stock, subject to certain adjustments. The warrants expire upon the completion of a qualified equity financing.

During May 1999, the Company issued notes payable of $150,000 from three funds affiliated with First Analysis and an employee of the Company. The notes matured on November 1, 1999. The notes accrue interest at 15% per annum.


10. Stockholder's (deficit) equity:

Stock Splits and Increase in Authorized Shares

In December 1997, the Company declared a 19.68335 for 1 stock split effected in the form of a stock dividend for each common share. The Board of Directors also approved an increase in authorized shares from 100,000 to 3,000,000. The stock split has been reflected in the accompanying financial statements retroactively to the date of the split.

Stock Options

In June 1998, the Board of Directors approved the Employee Stock Option Plan (the Option Plan), which authorizes the issuance of an aggregate of 119,000 shares of common stock pursuant to the exercise of stock options. The Option Plan provides for grants of incentive stock options to employees. The Option Plan is administered by the Board of Directors, which has sole discretion and authority, consistent with the provisions of the Option Plan to determine which eligible employees will receive options, the time when options will be granted, the terms of options granted, and the number of shares that will be subject to options granted under the Option Plan. Unless terminated sooner by the Board, the Option Plan terminates in 2008 or the date on which all shares available for issuance shall have been issued pursuant to the exercise or cancellation of options granted under the Option Plan.

In December 1999, the Board of Directors authorized an additional 200,000 shares of common stock pursuant to the exercise of stock options.

As of December 31, 2000, 115,200 shares remained available for issuance under stock option grants.

The following table summarizes the option activity for the Company:

                                                                   Weighted-
                                                                    average
                                     Number of    Option Price     exercise
                                       Shares      per Share         price

Outstanding, December 31, 1997           -             $ -            $ -
     Granted                              18,450            1.00       1.00
     Cancelled                            (1,200)           1.00       1.00
     Exercised                           -              -              -
                                    --------------------------------------------
Outstanding, December 31, 1998            17,250            1.00       1.00
     Granted                             173,750            1.00       1.00
     Cancelled                            (9,500)           1.00       1.00
     Exercised                           -              -              -
                                    --------------------------------------------
Outstanding, December 31, 1999           181,500            1.00       1.00
     Granted                             134,000            1.00       1.00
     Cancelled                          (111,700)           1.00       1.00
     Exercised                           -              -              -
                                    --------------------------------------------
Outstanding, December 31, 2000           203,800     $ 1.00          $ 1.00
                                    ============================================

Stock options vest ratably over four years. At December 31, 2000, there were no shares exercisable.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 defines a "fair value based method" of accounting for stock-based compensation. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the awards and is recognized over the service period. Prior to the issuance of SFAS No. 123, stock-based compensation was accounted for under the "intrinsic value method" as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value method, compensation is the excess, if any, of the market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

SFAS No. 123 allows an entity to continue to use the intrinsic value method. However, entities electing the accounting in APB Opinion No. 25 must make pro forma disclosures as if the fair value based method of accounting had been applied. The Company applies APB Opinion No. 25 and the related interpretation in accounting for its stock-based compensation. Under APB Opinion No. 25, no compensation expense has been recognized in the accompanying financial statements related to stock option grants in 2000.

Had compensation expense been determined based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS No. 123, the Company's net loss would have been increased from the reported amount of $1,826,290 and $1,731,198 to the pro forma amount of $1,841,790 and $1,746,732 for the years ended December 31, 2000 and 1999, respectively. Disclosures have not been provided for the year ended December 31, 1997, because there were no options granted during 1997.

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the year ended December 31, 2000: no dividend yield, expected volatility of zero, risk-free interest rates ranging from 4.45 to 5.64 percent and an expected term of ten years.